UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2015

TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	001-36417	38-1093240
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5683 Hines Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2015, our Compensation Committee granted non-qualified stock options under our 2014 Omnibus Incentive Plan to our executive officers to purchase the following number of our common shares at $3.32 per share (the closing sale price of our common shares on April 29, 2015):

Executive Officer	Option Shares
Harold M. Karp	106,292
Jerry L. Mosingo	43,483
Igor Popov	77,304
Janice E. Stipp	82,820

The options expire after 10 years and vest in one-third cumulative annual installments beginning April 29, 2016. Upon termination of the participant’s employment, the unvested portion of the option terminates and the vested portion expires (i) 90 days after termination for any reason other than death, disability, retirement or termination by us for cause, (ii) one year after termination due to death, disability or retirement, and (iii) upon termination by us for cause.
The above awards were made pursuant to Non-qualified Stock Option Award Agreements under our 2014 Omnibus Incentive Plan, a form of which was attached as Exhibit 99.1 to our current report on Form 8-K, dated December 5, 2014 and filed December 9, 2014 and is incorporated by reference in this Item 5.02. The description of these awards in this Item 5.02 is qualified in its entirety by reference to such Non-qualified Stock Option Award Agreement and to the 2014 Omnibus Incentive Plan.
Performance Restricted Stock Units

On April 29, 2015, our Compensation Committee granted performance restricted stock units under our 2014 Omnibus Incentive Plan to our executive officers covering the following number of performance restricted stock units:

Executive Officer	Restricted Stock Units
Harold M. Karp	53,465
Jerry L. Mosingo	28,264
Igor Popov	50,247
Janice E. Stipp	53,833

Each performance restricted stock unit represents the right to receive the value of one of our common shares (settled 75% in common shares and 25% in cash), upon vesting, the determination of the performance restricted stock units earned and the satisfaction of any required withholding obligation. The amount earned is based on meeting at least 50% of our 2017 fully diluted net income per share (“EPS”) goal of $3.00 per share. If the 2017 EPS is less than $1.50 per share, no amounts will be earned under the performance restricted stock unit awards. If the 2017 EPS is at least $1.50 per share, then 50% of the initial performance restricted stock units will be earned plus an additional 1.00% for every $0.03 per share that 2017 EPS exceeds $1.50 per share (using linear interpolation for earnings per share that are not exactly in increments of $0.03 per share) up to a maximum 2017 EPS of our target $3.00 per share (i.e., a maximum of 100% of the initial performance restricted stock units).
The Compensation Committee will determine the actual 2017 EPS on the date between January 1, 2018 and March 1, 2018 (the “2018 Determination Date”). The performance restricted stock units vest and become deliverable on the 2018 Determination Date, if the participant is employed by us on that date. Certificates for the common shares and payment of the cash earned, if any, will be delivered after the 2018 Determination Date and on or before March 15, 2018. At that time we will pay the participant, (i) 75% of the earned and vested restricted stock units subject to the award, if any, rounded down to the nearest whole common share, by delivery of a certificate or equivalent for our common shares equal to the earned and vested restricted stock units, and (ii) the balance of the earned and vested restricted stock units, if any, in a single lump sum in cash.

In the Compensation Committee’s discretion, a pro rata portion of the initial restricted stock units may also vest upon the participant’s death, disability or retirement; provided, however, the participant was employed by us on the day preceding the participant’s death, disability or retirement. The prorated amount would be based on the number of days of the participant’s employment during the three years ended December 31, 2017.
If the Company declares a cash dividend on its common shares with a record date prior to the 2018 Determination Date, the initial performance restricted stock units covered by an award shall be increased by additional performance restricted stock units equal to that cash that would have been paid on the existing performance restricted stock units subject to the award if the underlying common shares had been outstanding divided by the fair market value of a common share on the date the cash dividend was paid, rounded down to the next whole number of performance restricted stock units.
The above awards were made pursuant to Performance Restricted Stock Unit Award Agreements under the Tecumseh Products Company 2014 Omnibus Incentive Plan, a form of which is attached as Exhibit 99.2 to this report and is incorporated by reference in this Item 5.02. The description of these awards in this Item 5.02 is qualified in its entirety by reference to the attached Performance Restricted Stock Unit Award Agreement and to the 2014 Omnibus Incentive Plan.
Amendment of Employment Letters

On April 29, 2015, our Compensation Committee recommended and our Board approved amendments to our employment letters with Jerry L. Mosingo and Igor Popov. Mr.  Mosingo’s employment letter provided for a proposed award to him of 62,500 performance-based phantom shares that were never awarded. After the Compensation Committee’s review of Mr. Mosingo’s performance to date, it recommended and our Board and Mr. Mosingo approved revisions to Mr. Mosingo’s employment letter. We and Mr. Mosingo agreed to delete the requirement to award 62,500 performance-based phantom shares from his employment letter, in exchange for a cash payment of $87,500 and his eligibility to participate in the 2015 stock option and performance restricted stock unit awards described above.
Mr. Popov’s employment letter provided him with an opportunity to participate in long-term incentive opportunities in 2014 and 2015. Because of our low stock price, decision not to award restricted stock units in 2014, decision to keep non-qualified stock options and performance-based restricted stock unit awards consistent among the officers and changes to the proposed terms of the awards, the terms and amounts of Mr. Popov’s actual 2014 option award and proposed 2015 option and performance-based restricted stock unit award differed from the terms and amounts provided in his employment letter. As a result, the Compensation Committee recommended and the Board approved and Mr. Popov agreed to revise Mr. Popov’s employment letter to waive the terms and amounts of the long-term incentives described in Mr. Popov’s employment letter for 2014 and 2015 in exchange for the grants of options and performance-based restricted stock units described above in 2015.
Copies of the amendments to Mr. Mosingo’s and Mr. Popov’s employment letters are attached as Exhibits 99.4 and 99.5 to this report and are incorporated by reference in this Item 5.02. The description of these amendments in this Item 5.02 is qualified in its entirety by reference to the attached amendments to Mr. Mosingo’s and Mr. Popov’s employment letters.
Outside Director Restricted Stock Units

On April 29, 2015, our Compensation Committee granted restricted stock units under our 2014 Omnibus Incentive Plan to our directors who are not also officers. For 2015, the non-employee directors receiving these awards are Stephanie H. Boyse, Gary L. Cowger, Mitchell I. Quain, Robert E. Rossiter, Terence C. Seikel and Douglas M. Suliman, Jr., each of whom received an outside director restricted stock unit award effective April 29, 2015 covering the following number of restricted stock units:

Outside Director	Restricted Stock Units
Stephanie H. Boyse	10,736
Gary L. Cowger	10,736
Mitchell I. Quain	10,736
Robert E. Rossiter	10,736
Terence C. Seikel	10,736
Douglas M. Suliman, Jr.	10,736

In light of our low stock price and limited remaining shares for this type of grant under the 2014 Omnibus Incentive Plan, (i) our Chairman of the Board, Gary L. Cowger, agreed to forego the additional $75,000 of restricted stock units payable to him under our standard compensation arrangements for outside directors as part of his annual retainer for serving as our Chairman of the Board, and (ii) all of our outside directors agreed to share equally the remaining shares available for this type of grant over the next two years as full payment for the $75,000 of restricted stock units payable to them under our standard compensation arrangements for outside directors as part of their annual retainer for serving on our board. By agreeing to this change, it resulted in the directors receiving $35,643.52 worth of restricted stock units valued at the April 29, 2015 closing sale price, instead of the $75,000 provided under our standard compensation arrangements for outside directors.
The restricted stock units subject to these awards vest and become deliverable on the last Wednesday in April that follows the date of this Award (April 27, 2016 for these awards), immediately before the annual meeting of shareholders if it is held on that date, provided that the participant is serving as one of our directors on that date. In the Compensation Committee’s discretion, a pro rata portion of the restricted stock units subject to these awards will vest upon termination of the participant’s service as a director of the Company, based on the number of days the participant served as a director during the original vesting period. In addition, the restricted stock units subject to these awards will vest upon a Change in Control (as defined in the 2014 Omnibus Incentive Plan) where no Alternative Award (as defined in the 2014 Omnibus Incentive Plan) is issued to the participant; provided the participant was serving as one of our directors within the 30-day period preceding the occurrence of the Change in Control.
Within 14 days of the date the restricted stock units vest, we will pay the participant, (i) 75% of the vested restricted stock units subject to the award, if any, rounded down to the nearest whole common share, by delivery of a certificate or equivalent for our common shares equal to the vested restricted stock units, and (ii) the balance of the vested restricted stock units, if any, in a single lump sum in cash. In the event of a Change in Control where no Alternative Award is issued to the participant, the payments will be made within 30 days of the Change in Control.
If the Company declares a cash dividend on its common shares with a record date prior to the vesting date or, if applicable, prior the occurrence of a Change in Control, the restricted stock units covered by an award shall be increased by additional restricted stock units equal to that cash that would have been paid on the existing restricted stock units subject to the award if the underlying common shares had been outstanding divided by the fair market value of a common share on the date the cash dividend was paid, rounded down to the next whole number of restricted stock units.
The above awards were made pursuant to Outside Director Restricted Stock Unit Award Agreements under the Tecumseh Products Company 2014 Omnibus Incentive Plan, a form of which was attached as Exhibit 99.6 to our current report on Form 8‑K dated June 27, 2014 and filed June 27, 2014 and is incorporated by reference in this Item 5.02. The description of these awards in this Item 5.02 is qualified in its entirety by reference to such Outside Director Restricted Stock Unit Award Agreement and to the 2014 Omnibus Incentive Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.
Our annual meeting of shareholders was held on April 29, 2015. At the annual meeting, Stephanie H. Boyse, Gary L. Cowger, Harold M. Karp, Mitchell I. Quain, Robert E. Rossiter, Terence C. Seikel and Douglas M. Suliman, Jr. were elected as directors. The following table shows the votes of the holders of common shares cast for and withheld from each nominee’s election and the number of broker non-votes; there were no abstentions in connection with the director election:

	Number of	Number of	Number of Broker
Nominee	Votes For	Votes Withheld	Non-Votes
Stephanie H. Boyse	10,793,765	3,122,265	3,300,547
Gary L. Cowger	10,706,226	3,209,804	3,300,547
Harold M. Karp	10,791,825	3,124,205	3,300,547
Mitchell I. Quain	10,336,983	3,579,047	3,300,547
Robert E. Rossiter	10,792,725	3,123,305	3,300,547
Terence C. Seikel	10,787,325	3,128,705	3,300,547
Douglas M. Suliman, Jr.	10,785,935	3,130,095	3,300,547

In addition, at the annual meeting, the shareholders ratified the appointment of the accounting firm of Grant Thornton LLP as our independent accountants for the year ending December 31, 2015. A total of 15,524,900 votes were cast for this proposal, 1,669,484 votes were cast against this proposal and 22,193 votes abstained on this proposal. There were no broker non-votes in connection with the ratification of the appointment of the accounting firm of Grant Thornton LLP as our independent accountants for the year ending December 31, 2015 at the annual meeting.

In addition, at the annual meeting, the shareholders approved (on an advisory basis) the compensation of our named executive officers. A total of 10,135,972 votes were cast for this proposal, 3,764,379 votes were cast against this proposal, 15,679 votes abstained on this proposal and there were 3,300,547 broker non-votes in connection with the approval (on an advisory basis) of the compensation of our named executive officers at the annual meeting.

Item 9.01	Financial Statements and Exhibits.
The following exhibit is filed with this report:

Exhibit No.	Description
99.1
Form of Non-qualified Stock Option Award Agreement Under the Tecumseh Products Company 2014 Omnibus Incentive Plan (management contract or compensatory plan or arrangement), incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K dated December 5, 2014 and filed December 9, 2014 (file no. 001-36417).

99.2	Form of Performance Restricted Stock Unit Award Agreement Under the Tecumseh Products Company 2014 Omnibus Incentive Plan (management contract or compensatory plan or arrangement).

99.3
Form of Outside Director Restricted Stock Unit Award Agreement Under the Tecumseh Products Company 2014 Omnibus Incentive Plan (management contract or compensatory plan or arrangement), incorporated by reference to Exhibit 99.6 to our Current Report on Form 8-K dated June 27, 2014 and filed June 27, 2014 (file no. 001-36417).

99.4	Amendment dated April 29, 2015 to Jerry L. Mosingo Offer Letter dated January 30, 2014 (management contract or compensatory plan or arrangement).

99.5	Amendment dated April 29, 2015 to Igor Popov Offer Letter dated February 28, 2014 (management contract or compensatory plan or arrangement).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date: May 4, 2015	By:	/s/ Janice E. Stipp
Janice E. Stipp, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1
Form of Non-qualified Stock Option Award Agreement Under the Tecumseh Products Company 2014 Omnibus Incentive Plan (management contract or compensatory plan or arrangement), incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K dated December 5, 2014 and filed December 9, 2014 (file no. 001-36417).

99.2	Form of Performance Restricted Stock Unit Award Agreement Under the Tecumseh Products Company 2014 Omnibus Incentive Plan (management contract or compensatory plan or arrangement).

99.3
Form of Outside Director Restricted Stock Unit Award Agreement Under the Tecumseh Products Company 2014 Omnibus Incentive Plan (management contract or compensatory plan or arrangement), incorporated by reference to Exhibit 99.6 to our Current Report on Form 8-K dated June 27, 2014 and filed June 27, 2014 (file no. 001-36417).

99.4	Amendment dated April 29, 2015 to Jerry L. Mosingo Offer Letter dated January 30, 2014 (management contract or compensatory plan or arrangement).

99.5	Amendment dated April 29, 2015 to Igor Popov Offer Letter dated February 28, 2014 (management contract or compensatory plan or arrangement).